EXHIBIT 99.1

SRAX ANNOUNCES CFO TRANSITION

LOS ANGELES, November 30, 2018 – Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management technology company, reported J.P. Hannan will step down from his role as Chief Financial Officer. Mr. Hannan will continue to work for the Company during a yet to be determined transitional period.  After Mr. Hannan’s last day of employment, Christopher Miglino, the Company’s president and CEO will serve as the Company’s principal financial and accounting officer, on an interim basis, until a successor for Mr. Hannan has been identified.

“Over the past two years, J.P. has led the effort to implement cost controls, improve protocols and build a stronger accounting team while also assisting in the development of advertising verticals and our blockchain platform BIGtoken, which ultimately allowed us to list on NASDAQ,” stated SRAX’s CEO and Chairman Christopher Miglino. “We thank him for his service as he played an integral role in growing and transforming SRAX, and we wish him the best in his next venture.

“As we now move into our next phase of growth, J.P. and I both strongly agree that having the CFO role based at our headquarters versus working remotely will be critical for our future success,” concluded Miglino.

“SRAX and BIGtoken have tremendous opportunity,” stated Mr. Hannan.  “I am committed to staying in Georgia with my family. However, I am very proud to have worked with the team to ensure sound accounting structure and achieve our solid financial footing. I believe SRAX is well positioned for future success.”

About SRAX

Social Reality, Inc. (NASDAQ: SRAX) is a digital marketing and consumer data management technology company. SRAX’s technology delivers the tools to unlock data to reveal brands core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIGtoken, SRAX is developing a consumer-powered data marketplace where people can own and sell access to their data thereby providing users choice, transparency, and compensation. SRAX’s technology and tools deliver a digital competitive advantage for brands in the CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

About BIGtoken

BIGtoken, built by SRAX (NASDAQ: SRAX), is a consumer data management and distribution system. BIG is the first consumer managed data marketplace where people will be able to own, verify and sell access to their data. Through a transparent blockchain platform and consumer reward systems, BIG will provide consumers choice, transparency and compensation for their data. Participating consumers will earn rewards, and developers will be able to build pro-consumer online experiences on top of the BIG platform. The system will also provide advertisers and media companies access to transparent, verified consumer data. BIGToken is currently in open Beta. For more information on BIGtoken, visit www.bigtoken.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, as set forth in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman, LHA Investor Relations, 415.433.3777, srax@lhai.com

Steve Stratz, Relevanz Public Relations, 206.300.9134 steve@relevanzpr.com